                                                                    EXHIBIT 23.2

     CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS FOR THE COMPANY

                                                                    EXHIBIT 23.2

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to the use in this Registration Statement of Affinity Group Holding, Inc. on Form S-4 of our report dated March 7, 1997 (April 2, 1997 with respect to Note 19), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Affinity Group Holding, Inc., listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Denver, Colorado

May 1, 1997